Exhibit 99.2

Atlas Air Worldwide Holdings, Inc. Announces

Fundamental Change Offer to Repurchase and Right to Convert

March 17, 2023

Atlas Air Worldwide Holdings, Inc. (“Atlas Air” or the “Company”) today notified holders (each, a “Holder,” and collectively, the “Holders”) of its 1.875% Convertible Senior Notes due 2024 (the “Notes”) that in connection with the Merger (as defined below) each Holder of the Notes has the right (the “Fundamental Change Repurchase Right”), at its option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion thereof that is equal to $1,000 or an integral multiple of $1,000 in excess thereof, in accordance with the terms and conditions of (i) the Indenture, dated as of June 3, 2015 (the “Original Indenture”), as supplemented by the Second Supplemental Indenture, dated as of May 23, 2017 (the “Second Supplemental Indenture”) and the Third Supplemental Indenture, dated as of March 17, 2023 (the “Third Supplemental Indenture” and, the Original Indenture as supplemented by the Second Supplemental Indenture and the Third Supplemental Indenture, the “Indenture”), by and between Atlas Air and Wilmington Trust, National Association, as trustee (the “Trustee”), and (ii) the Notes, on April 6, 2023 (as the same may be extended, the “Fundamental Change Repurchase Date”) at a repurchase price (the “Fundamental Change Repurchase Price”) to be paid by the Company for Notes validly tendered and not validly withdrawn that is equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date. The Fundamental Change Repurchase Right will expire at 5:00 p.m., New York City time, on April 5, 2023, unless extended as described in the Fundamental Change Company Notice, Notice of Right to Convert, Notice of Make-Whole Fundamental Change, Notice of Entry Into Supplemental Indenture and Offer to Repurchase that Holders received today (such date, as the same may be extended, the “Expiration Date”). Tenders of Notes may be validly withdrawn (in whole or in part) at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

The Fundamental Change Repurchase Right relates to the consummation of the merger on March 17, 2023 of a wholly owned subsidiary of Rand Parent, LLC (“Parent”), Rand Merger Sub, Inc. (“Sub”), with and into Atlas Air, with Atlas Air surviving the transaction as a wholly owned subsidiary of Parent (such transaction, the “Merger”), and the conversion of each issued and outstanding share of common stock of Atlas Air (other than certain shares as set forth in the Merger Agreement (as defined below)) into the right to receive an amount in cash equal to $102.50, without interest (the “Per Share Merger Consideration”), pursuant to that certain Agreement and Plan of Merger, dated as of August 4, 2022 (as amended, supplemented or otherwise modified, the “Merger Agreement”), by and among Parent, Sub and Atlas Air. The Merger constitutes a Fundamental Change, a Make-Whole Fundamental Change and a Merger Event under the Second Supplemental Indenture.

Each $1,000 principal amount of the Notes is convertible into approximately $1,678.05825, which is equal to the Conversion Rate (16.3713), multiplied by the Per Share Merger Consideration ($102.50 per share). Holders electing to convert their Notes in connection with the Make-Whole Fundamental Change are entitled to Additional Shares equal to 0.2144 (rounded to the nearest one-ten thousandth of a share) shares of common stock, par value $0.01 per share, of Atlas Air (the “Common Stock”) as described in Section 12.03 of the Second Supplemental Indenture. Accordingly, for conversion of Notes made in connection with the Make-Whole Fundamental Change, each $1,000 principal amount of the Notes is convertible into $1,700.03425, which is equal to the Conversion Rate (16.3713) plus the Additional Shares (0.2144), multiplied by the Per Share Merger Consideration ($102.50 per share). Conversion of Notes will be deemed to be “in connection with” the Make-Whole Fundamental Change only if the appropriate instruction form is delivered pursuant to The Depository Trust Company’s (“DTC”) book-entry conversion program to Wilmington Trust, National Association, as conversion agent (the “Conversion Agent”) during the period from, and including, the effective time of the Merger up to, and including, the Expiration Date (which is the Business Day immediately prior to the Fundamental Change Repurchase Date) (the “Make-Whole Fundamental Change Period”). If a Holder does not deliver the appropriate instruction form pursuant to DTC’s book-entry conversion program to the Conversion Agent by the Expiration Date, such Holder will not be eligible to receive the Additional Shares upon conversion. For the avoidance of doubt, Holders who choose to convert their Notes will receive only cash and will not receive any shares of Common Stock upon conversion.

The right of Holders to convert their Notes is separate from the Fundamental Change Repurchase Right. The amount of cash that a Holder will receive if such Holder validly exercises the Fundamental Change Repurchase Right is substantially less than the amount of cash such Holder will receive if such Holder converts its Notes in connection with the Make-Whole Fundamental Change. If a Holder delivers a Fundamental Change Repurchase Notice to Wilmington Trust, National Association, as the Paying Agent, such Holder may not surrender such Notes for conversion unless such Holder validly withdraws such Fundamental Change Repurchase Notice.

In connection with the closing of the Merger, the Company and the Trustee entered into the Third Supplemental Indenture providing that, at and after the effective time of the Merger, the right to convert each $1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into $102.50 in cash (the Per Share Merger Consideration) multiplied by the Conversion Rate (subject to increase for any Additional Shares, if applicable). Accordingly, subject to and upon compliance with the provisions of the Indenture, for all conversions for which the relevant Conversion Date occurs from and after the effective time of the Merger, the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by the Additional Shares pursuant to Section 12.03 of the Second Supplemental Indenture, if applicable), multiplied by the Per Share Merger Consideration.

Holders may exercise their Fundamental Change Repurchase Right to have the Company repurchase their Notes and to receive payment of the Fundamental Change Repurchase Price by validly delivering their Notes through DTC’s transmittal procedures, in each case, prior to 5:00 p.m., New York City time, on the Expiration Date.

Holders who wish to convert their Notes in connection with the Make-Whole Fundamental Change must deliver the appropriate instruction form pursuant to DTC’s book-entry conversion program to the Conversion Agent through the transmittal procedures of DTC during the Make-Whole Fundamental Change Period, in order to receive the Additional Shares.

Additional information concerning the Fundamental Change Repurchase Right, the conversion right in connection with the Make-Whole Fundamental Change and the procedures to be taken in connection therewith can be found in the Fundamental Change Company Notice, Notice of Right to Convert, Notice of Make-Whole Fundamental Change, Notice of Entry Into Supplemental Indenture and Offer to Purchase that was distributed to the Holders today.

Capitalized terms used herein but not otherwise defined herein have the definitions ascribed thereto in the Second Supplemental Indenture.

The Trustee, Paying Agent and Conversion Agent is:

Wilmington Trust, National Association

Regular Mail or Air Courier:

Wilmington Trust, National Association Global Capital Markets Attention: Workflow Management Rodney Square North 1100 North Market Street, 5th Floor Wilmington, DE 19890-1600

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